UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO		63127
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 314-984-1000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2014, Roger C. Matthews, Jr., Executive Vice President and Chief Financial Officer of Panera Bread Company (the “Company”) tendered his resignation to the Company.  Mr. Matthews’ resignation will be effective on August 6, 2014, at which time William W. Moreton, the Company’s Executive Vice Chairman, will assume the role of Interim Chief Financial Officer and Principal Financial Officer. To assist in the transition, Mr. Matthews will remain employed with the Company until August 31, 2014.
Mr. Moreton has served as the Company’s Executive Vice Chairman since August 2013 and as a member of the Board since May 2010. Mr. Moreton previously served as our President and Co-Chief Executive Officer from March 2012 until August 2013, our President and Chief Executive Officer from May 2010 until March 2012, our Executive Vice President & Co-Chief Operating Officer from November 2008 until May 2010 and our Executive Vice President and Chief Financial Officer from October 1998 until March 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date:	August 4, 2014	By:	/s/ SCOTT G. BLAIR
		Name:	Scott G. Blair
		Title:	Senior Vice President, Chief Legal Officer